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                                                                    EXHIBIT 10.4

                              CONSULTING AGREEMENT

      This Consulting Agreement (the "Agreement") is made as of October 1, 2004 by and between Coleman Cable, Inc., a Delaware corporation ("Coleman"), and David Bistricer, an individual (the "Consultant").

                                    RECITALS

      The Consultant is currently a director and significant stockholder of Coleman and possesses considerable industry knowledge and experience that is valuable to Coleman. Coleman desires to engage and retain Consultant so that Consultant will continue to serve Coleman as a director and also to advise and counsel Coleman on business planning and strategy, including advice on potential acquisitions. Consultant desires to continue to serve as a director of Coleman and to provide such advisory services.

      NOW, THEREFORE, Coleman and Consultant hereby agree as follows:

      1. Engagement and Status of Consultant. The engagement and appointment of Consultant shall be on the following terms and conditions:

            1.1. Engagement of Consultant. Effective October 1, 2004, Coleman hereby engages, appoints, and retains the Consultant as its consultant and advisor with respect to the matters set forth in Section 2 hereof, and the Consultant hereby accepts such engagement, appointment and retention as a consultant to Coleman upon such terms and conditions.

            1.2. Status of Consultant. Consultant shall be an independent contractor in the performance of his obligations hereunder. Consultant shall not be considered an employee or agent of Coleman. Coleman shall not withhold any income or employment taxes from amounts payable to Consultant hereunder and Consultant shall be responsible for payment of all such taxes arising therefrom. Coleman shall not make any contributions or provide coverage for unemployment compensation, workers' compensation, health insurance or any other benefits on Consultant's behalf.

            1.3. Confidential Information. Consultant acknowledges that, by reason of his duties pursuant to his engagement under this Agreement, he has, and will continue to have, access to confidential information of Coleman, including, without limitation, customer lists, information pertaining to developments and improvements of existing services or products, trade secrets and financial information. Consultant agrees that he will not, during his engagement or after termination of such engagement, for whatever reason, directly or indirectly, use for the benefit of or disclose to any person, firm, corporation, partnership or other entity any confidential information relating to the business or affairs of Coleman or its affiliates without the express written consent of Coleman. In addition to

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      other remedies available to Coleman, at law or in equity, Coleman shall be entitled to injunctive relief in any court of competent jurisdiction for any breach by the Consultant of the provisions of this paragraph. Upon any termination of this Agreement, or at the request of Coleman, Consultant agrees to promptly deliver to Coleman, and not keep or deliver to any person, firm, corporation, association or other entity, all property or assets of Coleman in your possession or under your control, including, without limitation, manuals, letters, notes, notebooks, price lists, customer lists, reports and copies thereof and all written materials of a confidential or proprietary nature relating to Coleman's or its affiliates' business. Consultant also agrees not to retain any copies, duplications, reproductions or excerpts of the foregoing materials.

      2. Duties and Obligations of Consultant. Consultant shall (i) provide Coleman with analysis and advice regarding strategy, planning, expansion and acquisitions, (ii) provide such other advice and counsel as Coleman may reasonably request of the Consultant with respect to the above and (iii) continue to serve as a Director of Coleman.

      3. Consulting Fees. In consideration of Consultant providing the designated services for Coleman as set forth herein, Coleman agrees to pay the Consultant an annual fee in the amount of $250,000, payable quarterly, beginning October 1, 2004.

      4. Reimbursement of Expenses. With the advance approval of Coleman, Coleman shall reimburse Consultant for all reasonable out-of-pocket business expenses incurred in connection with his services to be rendered hereunder including reasonable airfare, hotel, meals, telephone and supplies.

      5. Duration and Termination. The duration and terms of termination of the Consultant's engagement under this Agreement shall be as follows:

            5.1. Term. The engagement of the Consultant shall continue for a term commencing on the date of this Agreement and ending on September 30, 2005 (the "Term").

            5.2. Termination. Beginning October 1, 2005, the term of this Agreement shall be extended automatically from year to year, subject to termination by either party upon thirty days (30) written notice. Upon termination, all sections of this Agreement (other than Sections 1.3 and 6.10) shall terminate, unless both parties mutually agree otherwise in writing.

            5.3. Termination for Cause. Either party may terminate this Agreement at any time for cause.

                  (i) For purposes of Coleman's right to terminate this Agreement, cause shall be defined as: any act of dishonesty, any gross carelessness or misconduct, or any unjustifiable neglect or failure to perform your duties under this Agreement, which

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                        neglect or failure is not corrected within thirty (30)
                        days after written notice.

                  (ii) For purposes of Consultant's right to terminate this Agreement, cause shall be defined as: failure of Coleman to remit payments required hereunder in a timely manner.

            5.4. Automatic Termination. Notwithstanding other provisions of this Agreement, the engagement of Consultant shall automatically terminate, without notice, upon the death or permanent disability of Consultant.

      6. General Terms. This Agreement shall be subject to the following terms and conditions:

            6.1. Assignment by Consultant. Consultant may not assign his rights or delegate his obligations hereunder.

            6.2. Severability. Each paragraph of this Agreement is severable, and should any court or other governmental body of competent jurisdiction declare any provision of this Agreement invalid or unenforceable by reason of any rule of law or public policy, all other provisions hereof shall remain in full force and effect.

            6.3. Enforcement. If at the time of enforcement of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing and therefore unenforceable, the parties agree that the maximum period, scope or area deemed reasonable under such circumstances will be substituted for the stated period, scope or area as contained in this Agreement.

            6.4. Waiver of Breach. The waiver by Coleman of a breach by Consultant of any provision of the Agreement shall not operate or be construed as a waiver of any subsequent breach by the Consultant.

            6.5. Binding Effect. The rights and obligations of the parties under the Agreement shall inure to the benefit of each party and shall be binding upon the successors and assigns of Coleman.

            6.6. Entire Agreement and Changes. This instrument contains the entire agreement of the parties. It may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

            6.7. Execution in Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

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            6.8. Applicable Law. The Agreement shall be governed by the laws of the State of Illinois.

            6.9. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered personally or mailed, postage prepaid, or by facsimile, as follows:

                  If to Coleman:

                           Coleman Cable, Inc.
                           1530 Shields Drive
                           Waukegan, Illinois  60085
                           (847) 672-2300
                           Attention: Chief Financial Officer

                  With a Copy to:

                           Gardner Carton & Douglas LLP
                           191 North Wacker Drive
                           Chicago, Illinois  60606
                           (312) 569-3127
                           Attention: George C. McKann

                  If to Consultant:

                                   David Bistricer
                                   4611 12th Avenue
                                   P.O. Box 407
                                   Brooklyn, New York 11219
                                   Facsimile: (718) 435-3848

            Notices given by personal delivery or mail shall be effective upon actual receipt by the person to whom addressed. Notice given by facsimile shall be effective at the time when receipt is confirmed by the sending facsimile machine. Any party may change any address or facsimile number to which Notice is to be given to it by giving Notice as provided.

            6.10. Inventions; Developments. Consultant agrees to hold in confidence and to disclose to Coleman fully and promptly in writing, all

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      inventions, improvements, discoveries, formulas, processes, technical information, systems, designs, trademarks, trade names, service marks and suggestions relating in any way to the business of Coleman or its affiliates whether patented, patentable or unpatentable ("Developments"), which, during the period of your engagement by Coleman are made, developed or conceived by you, either solely or jointly with others in the course of such employment or with the use of Coleman's time, materials or facilities, or relating to any subject matter with which your work with Coleman is or may be concerned, or relating to any problems arising in Coleman's business of which you have been or may become informed by reason of your engagement.

            Consultant agrees that all Developments either independently or jointly development with Coleman are the property of Coleman and shall be considered "work for hire." Consultant hereby assigns, and agrees to assign to Coleman during your engagement and thereafter, all your rights to and evidence of such rights to the Developments, whether or not patent applications are filed thereon. Consultant agree, whenever requested to do so by Coleman during your employment or thereafter, without charge to Coleman, but at its expense, to grant to Coleman or its nominee your entire interest in any or all of such Developments by executing, acknowledging and delivering all documents and by rendering all assistance such as giving testimony in support of a particular invention, which Coleman may deem necessary or proper for that purpose and for the purpose of perfecting in Coleman title to patents, copyrights or other rights therefore and reissues, renewals, continuations, divisions, or extensions of such rights, both domestic and foreign.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties hereto have duly executed this Consulting
Agreement on the date and year first above written.

                                      CONSULTANT

                                      By: /s/ David Bistricer
                                         -----------------------------------
                                      Name: David Bistricer

                                      COLEMAN CABLE, INC.

                                          By: /s/ Richard N. Burger
                                             -------------------------------
                                          Its: EVP/CFO